Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-246338) of the 2020 Equity Compensation Plan of MediaCo Holding Inc. of our report dated March 30, 2021 (except for Notes 1, 6 and 16, as to which the date is May 21, 2021), with respect to the consolidated and combined financial statements of MediaCo Holding Inc. and Subsidiaries included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Indianapolis, Indiana

May 21, 2021